Exhibit 99.B(d)(54)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Jennison Associates LLC

As of July 24, 2009, as amended April 1, 2010

SEI INSTITUTIONAL INVESTMENTS TRUST

Long Duration Fund

Core Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Jennison Associates LLC

By:	By:
/s/ David F. McCann	/s/ Pamela Jean Allen

Name:	Name:
David F. McCann	Pamela Jean Allen

Title:	Title:
Vice President	Managing Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Jennison Associates LLC

As of July 24, 2009, as amended April 1, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Jennison Associates LLC

By:	By:
/s/ David F. McCann	/s/ Pamela Jean Allen

Name:	Name:
David F. McCann	Pamela Jean Allen

Title:	Title:
Vice President	Managing Director